Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 5, 2025, with respect to the consolidated financial statements of Orion Properties Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

May 15, 2025